Exhibit 99.1

Chicago Bridge & Iron Company N.V.
(unaudited)

	Years Ended December 31,
	(In thousands)
	2014	% of Total	2013	% of Total	2012	% of Total
New Awards
Engineering & Construction	$10,101,263	62%	$7,014,307	57%	$5,115,271	70%
Fabrication Services	2,422,580	15%	2,877,308	23%	1,690,975	23%
Technology	387,010	2%	438,268	4%	499,724	7%
Capital Services	3,354,420	21%	1,923,087	16%	—	—%
Total new awards	$16,265,273		$12,252,970		$7,305,970

	2014	% of Total	2013	% of Total	2012	% of Total
Revenue
Engineering & Construction	$7,623,381	59%	$6,215,235	56%	$3,305,377	60%
Fabrication Services	2,738,981	21%	2,777,384	25%	1,831,609	34%
Technology	385,126	3%	397,408	4%	348,220	6%
Capital Services	2,227,442	17%	1,704,500	15%	—	—%
Total revenue	$12,974,930		$11,094,527		$5,485,206

	2014	% of Revenue	2013	% of Revenue	2012	% of Revenue
Income From Operations
Engineering & Construction	$518,671	6.8%	$316,737	5.1%	$168,467	5.1%
Fabrication Services	274,487	10.0%	287,942	10.4%	197,843	10.8%
Technology	147,782	38.4%	128,643	32.4%	100,333	28.8%
Capital Services	81,353	3.7%	46,923	2.8%	—	—%
Total operating groups	1,022,293	7.9%	780,245	7.0%	466,643	8.5%
Acquisition and integration related costs	(39,685)		(95,737)		(11,000)
Total income from operations	$982,608	7.6%	$684,508	6.2%	$455,643	8.3%